STEMCELLS, INC ANNOUNCES SIMULTANEOUS PUBLICATION OF PRECLINICAL AND CLINICAL RESULTS OF ITS NEURAL
STEM CELLS FOR MYELINATION DISORDERS

Data Show Potential for the Company’s Neural Stem Cells to Treat Broad Range
of Myelination Disorders

NEWARK, CA (Oct. 10, 2012) – StemCells, Inc. (Nasdaq: STEM) today announced that two papers reporting clinical and preclinical data demonstrating the therapeutic potential of the Company’s proprietary HuCNS-SC® cells (purified human neural stem cells) for a range of myelination disorders were published in the Oct. 10 edition of Science Translational Medicine, the peer review journal of the American Association for the Advancement of Science (http://stm.sciencemag.org/).

The paper by Gupta, et al. describes the encouraging results of the Company’s Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a genetic myelination disorder that afflicts children. In the trial, which was completed in February 2012, four patients were transplanted with the Company’s HuCNS-SC cells and all showed preliminary evidence of progressive and durable donor cell-derived myelination. Three of the four patients showed modest gains in their neurological function, which suggests a departure from the natural history of the disease; the fourth patient remained stable. Although clinical benefit cannot be confirmed in a trial without control patients, the small but measureable gains in function at one year may represent signals of a clinical effect to be further investigated in a controlled trial with more patients.

The second of the two papers, by Uchida, et al., summarizes extensive preclinical research which demonstrated that transplantation of the Company’s neural stem cells in an animal model of severe myelin deficiency results in new myelin which enhanced the conductivity of nerve impulses. Myelin is the substance that insulates nerve axons, and without sufficient myelination, nerve impulses are not properly transmitted and neurological function is impaired. This preclinical data provided the rationale for the PMD clinical trial and supports the Company’s cell therapy approach to other myelination disorders, such as transverse myelitis, certain forms of cerebral palsy, and multiple sclerosis.

“For the first time, we have evidence that transplanted neural stem cells are able to produce new myelin in patients with a severe myelination disease,” Nalin Gupta, MD, PhD, associate professor of neurological surgery and pediatrics and chief of pediatric neurological surgery at UCSF Benioff Children’s Hospital, and co-principal investigator of the PMD clinical trial. “We also saw modest gains in neurological function, and while these can’t necessarily be attributed to the intervention because this was an uncontrolled trial with a small number of patients, it is an important first step which provides hope that HuCNS-SC transplantation may be able to address the fundamental pathology in the brain of PMD patients.”

Patients with PMD have a defective gene which leads to insufficient myelin in the brain, which leads to a progressive loss of neurological function and death. In the clinical trial, four patients with connatal PMD, the most severe form of the disease, were enrolled and transplanted with HuCNS-SC cells. The patients were followed for twelve months after transplantation, during which time they underwent intensive neurological assessments and magnetic resonance (MR) imaging at regular intervals. The findings from the trial indicate a favorable safety profile for the HuCNS-SC cells and the transplantation procedure. Analysis of the MR imaging data showed changes consistent with increased myelination in the region of the transplantation, and which progressed over time and persisted after the withdrawal of immunosuppression at nine months. The results support the conclusion of durable cell engraftment and donor-derived myelin in the transplanted patients’ brains. The development of new myelin signals is unprecedented in patients with connatal PMD. In addition, clinical assessment revealed small but measureable gains in motor and/or cognitive function in three of the four patients; the fourth patient remained clinically stable. While clinical benefit cannot be confirmed without a controlled study, these clinical outcomes suggest the HuCNS-SC cells may be having a beneficial effect on the patients.

The second paper, whose lead author is Nobuko Uchida, Vice President of Stem Cell Biology at StemCells, Inc., describes research which shows that when HuCNS-SC cells were transplanted into the shiverer mouse, a common model of severe central nervous system (CNS) dysmyelination, the cells formed new, functional myelin in the mice. Sophisticated analytical techniques were used to confirm that changes measured by MR images were in fact derived from new human myelin generated by the transplanted HuCNS-SC cells. MR imaging is routinely used in the diagnosis and clinical characterization of demyelinating diseases such as multiple sclerosis, and these results supported the use of similar techniques to detect and evaluate the degree of myelination in the Phase I PMD trial. Moreover, the new myelin was shown to be functional as conductivity of nerve impulses in the mice was enhanced.

“Demonstration of functional myelin formation in animals showing disease symptoms is significant and opens up the potential to treat patients with a range of severe myelin disorders,” said Stephen A. Back, MD, PhD, professor of pediatrics and neurology at Oregon Health & Science University Doernbecher Children’s Hospital, and senior author of the preclinical paper.

Stephen Huhn, MD, FACS, FAAP, Vice President and Head of the CNS Program at StemCells, Inc., added, “Having these two papers published concurrently illustrates the direct pathway of how we are translating groundbreaking scientific research to the clinical setting. The data in these papers make a powerful statement about the potential of our HuCNS-SC cells to address not only PMD, but a wide spectrum of myelination disorders. We are actively moving forward with our plans to conduct a controlled Phase II clinical study in PMD and evaluating our next steps with respect to other myelination disorders.”

Conference Call

StemCells, Inc. will host a live webcast, today, October 10, at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to discuss the data reported in these papers.  Interested parties are invited to view the webcast over the Internet via the link at http://www.stemcellsinc.com/News-Events/Events.htm.  An archived version of the webcast will be available for replay on the Company’s website approximately two hours following the conclusion of the live event and will be available for a period of 30 days.

About StemCells, Inc.

StemCells, Inc. is engaged in the research, development, and commercialization of cell-based therapeutics and tools for use in stem cell-based research and drug discovery. The Company’s lead therapeutic product candidate, HuCNS-SC® cells (purified human neural stem cells), is currently in development as a potential treatment for a broad range of central nervous system disorders.  In a Phase I clinical trial in Pelizaeus-Merzbacher disease (PMD), a fatal myelination disorder in children, the Company has shown preliminary evidence of progressive and durable donor-derived myelination in all four patients transplanted with HuCNS-SC cells. The Company is conducting a Phase I/II clinical trial in chronic spinal cord injury in Switzerland and recently reported positive interim data for the first patient cohort. The Company is also conducting a Phase I/II clinical trial in dry age-related macular degeneration (AMD), and is pursuing preclinical studies in Alzheimer’s disease. StemCells also markets stem cell research products, including media and reagents, under the SC Proven® brand. Further information about StemCells is available at http://www.stemcellsinc.com.

Apart from statements of historical fact, the text of this press release constitutes forward-looking statements within the meaning of the U.S. securities laws, and is subject to the safe harbors created therein. These statements include, but are not limited to, statements regarding the future business operations of StemCells, Inc. (the “Company”); the timing and prospect associated with beginning to detect potential clinical benefit from the use of the Company’s HuCNS-SC cells; the prospect for continued clinical development of the Company’s HuCNS-SC cells in CNS disorders; and the timing and nature of the final data from the Company’s Phase I clinical study in PMD. These forward-looking statements speak only as of the date of this news release. The Company does not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. Such statements reflect management’s current views and are based on certain assumptions that may or may not ultimately prove valid. The Company’s actual results may vary materially from those contemplated in such forward-looking statements due to risks and uncertainties to which the Company is subject, including uncertainties with respect to the fact that additional trials will be required to confirm the safety and demonstrate the efficacy of the Company’s HuCNS-SC cells for the treatment of spinal cord injury, PMD or any other condition; uncertainties about whether myelination formed by donor cells, if any, will have any biologic effect; uncertainties about whether preliminary data in any Phase I clinical study will prove to be reproducible or biologically meaningful in any future clinical study; risks whether the FDA or other applicable regulatory agencies will permit the Company to continue clinical testing in spinal cord injury, PMD or in future clinical trials of proposed therapies for other diseases or conditions such as age-related macular degeneration; uncertainties about the design of future clinical trials and whether the Company will receive the necessary support of a clinical trial site and its institutional review board to pursue future clinical trials in spinal cord injury, PMD, age-related macular degeneration, or in proposed therapies for other diseases or conditions; uncertainties regarding the Company’s ability to obtain the increased capital resources needed to continue its current and planned research and development operations, including such operations of the Company for non-therapeutic applications, and to conduct the research, preclinical development and clinical trials necessary for regulatory approvals; uncertainties about the Company’s ability to secure funding from any governmental agency, such as the California Institute of Regenerative Medicine; uncertainty as to whether HuCNS-SC cells and any products that may be generated in the future in the Company’s cell-based programs will prove safe and clinically effective and not cause tumors or other adverse side effects; uncertainties regarding whether results in preclinical research in animals will be indicative of future clinical results in humans or whether data generated in clinical studies of one disease or condition will be predictive of outcomes in other diseases or conditions; uncertainties regarding the Company’s manufacturing capabilities given its increasing preclinical and clinical commitments; uncertainties regarding the validity and enforceability of the Company’s patents; uncertainties as to whether the Company will become profitable; and other factors that are described under the heading “Risk Factors” disclosed in Part I, Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and in its subsequent reports on Form 10-Q and Form 8-K.

CONTACT:

Rodney Young
StemCells, Inc.
Chief Financial Officer
(510) 456-4128

Ian Stone
Russo Partners
(619) 308-6541